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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2001

                                COTT CORPORATION

               (Exact Name of Registrant as Specified in Charter)

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
Canada                             000-19914                       None
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
(State or Other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)
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                              207 Queen's Quay West
                                    Suite 340
                             Toronto, Ontario M5J1A7

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               (Address of principal executive offices) (zip code)


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        Registrant's telephone number, including area code: 416-203-3898


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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

Cott Corporation announced today that its wholly-owned subsidiary, Cott Beverages Inc., subject to certain market and other conditions, intends to offer approximately $275 million of senior subordinated notes due December 15, 2011 (the "Offering"). In connection with the Offering, Cott Corporation disclosed today the following:

Pending Credit Facility Amendment

We are currently in the process of amending our senior secured credit facility to (1) permit increases of the revolving commitment thereunder available to Cott Beverages Inc. by an aggregate amount not to exceed $75,000,000, of which $25,000,000 will be made available upon the effectiveness of the amendment, (2) require that by February 15, 2002, substantially all personal property assets of Cott Corporation and its U.S. and Canadian subsidiaries be granted as collateral to the lenders under the senior secured credit facility and (3) provide for a guarantee of the obligations under the senior secured credit facility by certain subsidiaries of Cott Corporation, among other revisions. It is a condition to the closing of the Offering that this amendment becomes effective.

Pending Litigation

In 2000, Cott Corporation signed a worldwide, multi-year contract with Crown, Cork & Seal Company, Inc. covering our requirements for aluminum cans and lids, which are important packaging supplies to our business. In November 2001, Crown filed suit against Cott Corporation in the United States District Court for the Eastern District of Pennsylvania seeking damages and seeking to terminate the contract. We have filed our defense to the lawsuit and a counterclaim against Crown asking the court to honor the terms of the existing contract. We believe that we have valid defenses and counterclaims and that the Court will uphold the original terms and conditions of the contract. If the Court does not uphold the original terms of the contract, we could face price increases and possibly experience difficulty in sourcing our aluminum can and lid requirements. However, we believe this dispute will be resolved in a manner that will not have a material adverse effect on our business, results of operations or financial condition.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             COTT CORPORATION

                                             By: /s/ Raymond P. Silcock
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                                             Raymond P. Silcock
                                             Executive Vice President and
                                             Chief Financial Officer

December 20, 2001